UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 13, 2020

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On May 13, 2020, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into a Services Agreement (the “Agreement”) with TLF Bio Innovation Lab, LLC, a Delaware limited liability corporation (“TLF Bio Innovation”), which is retroactively effective as of April 1, 2020 (the “Effective Date”).

Pursuant to the Agreement, TLF Bio Innovation will act as the manager for the market relaunch of antibacterial product CelleRx as a lifestyle hygiene product, which shall include, but is not limited to, the following services: conducting market and product research, proposing and coordinating marketing and advertising efforts through appropriate digital and offline channels and developing a new direct-to-consumer strategy for CelleRx. The Agreement is for one (1) year commencing on the Effective Date with the term to be extended upon mutual written agreement of the Company and TLF Bio Innovation.

As consideration for such services, the Company will pay TLF Bio Innovation a monthly fee of $37,500 during the Term. Subject to the Company receiving shareholder approval to increase its authorized shares of common stock at its 2020 annual meeting, in addition to the cash consideration, upon TLF Bio Innovation’s successful completion of certain conditions provided in the Agreement, the Company will issue purchase warrants exercisable for up to 2,000,000 shares of the Company’s common stock (the “Warrants”) to TLF Bio Innovation. Warrants exercisable for 500,000 shares of the Company’s common stock will be issued on July 15, 2020 upon the completion of certain milestones, and Warrants exercisable for 250,000 shares of the Company’s common stock will be issued within 15 calendar days of the end of each month of July through December 2020 (or Warrants exercisable for an aggregate amount of up to 1,500,000 shares of the Company’s common stock) upon certain revenue metrics being met at the end of each month. If such milestones or revenue metrics are not met at the applicable time, such Warrants will not be issued. The Warrants will have an exercise price of the average closing price of the Company’s common stock during the month of April 2020 or US$0.865, will expire on the five-year anniversary of the issuance date, and will contain customary adjustment provisions in the event of changes in the capitalization of the Company.

In connection with the above arrangement, the Company and TLF Bio Innovation also entered into a Securities Purchase Agreement (the “SPA”) in which the Company sold 1,000 shares (the “Shares”) of the Company’s common stock for an aggregate principal amount of $1,030.

No underwriting discounts or commissions will be paid. The Warrants, if ever issued pursuant to the Agreement, and the Shares to be issued pursuant to the SPA will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent subsequent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws.

The form of Warrant, the Agreement and the SPA are filed as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above description of the terms of the Warrants, the Agreement and the SPA are qualified in their entirety by reference to such exhibits.

Item 3.02     Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the potential issuance of unregistered Warrants pursuant to the Agreement, which is subject to TLF Bio Innovation’s successful completion of certain milestones, and the issuance of the Shares pursuant to the SPA is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Services Agreement, dated May 13, 2020
10.2	Securities Purchase Agreement, dated May 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.
(Registrant)

	By:	/s/ Justin Hall
Justin Hall
President, Chief Executive Officer and General Counsel

Dated: May 18, 2020